Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in Amendment No.1 to the Registration Statement (Form S-4, No. 333-206649) of Gaming and Leisure Properties, Inc. and Subsidiaries for the registration of its common stock and to the incorporation by reference therein of our report dated February 27, 2015 (except for Note 3 as to which the date is November 9, 2015) with respect to the consolidated financial statements and schedule of Gaming and Leisure Properties, Inc. and Subsidiaries and our report dated February 27, 2015 (except for the effect of the material weakness described in the sixth paragraph of our report as to which the date is November 9, 2015) with respect to the effectiveness of internal control over financial reporting of Gaming and Leisure Properties, Inc. and Subsidiaries included in its Annual Report on Form 10-K/A for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 23, 2015